                                              BLACKROCK MuniYield New Jersey Fund, Inc.

           FILE #811-06570

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/24/2006	NEW JERSEY ST. TRANS TRUST	2,805,411,792	3,525,000

Bear Stearns & Co. Inc., Morgan Stanley, Citigroup Global Markets Inc., Goldman Sachs & Co., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, A.G. Edwards & Sons, Inc.,

Apex Pryor Securities a division of Rice Financial Products, Banc of America Securities LLC, BB&T Capital Markets/Bergen Capital, Cabrera Capital Markets Inc.,  First Albany Capital Inc., Gates Capital Corporation, George K. Baum & Company, Howard Gary & Company, Jackson Securities, Inc., Janney Montgomery Scott LLC, J.P. Morgan Securities, Inc., J.B. Hanauer & Company, LaSalle Financial Services, Inc.,

Lehman Brothers Inc., Loop Capital, Merrill Lynch & Co., Morgan Keegan & Co., Inc., M.R. Beal & Company,  Piper Jaffray., PNC Capital Markets., Popular Securities, Inc., Powell Capital Markets., Inc., Prager, Sealy & Co., LLC., Raymond James & Associates.,  Roosevelt & Cross, Inc., Ryan, Beck & Co., Ramirez & Co., Inc., Sovereign Securities Corporation, LLC, Sterne, Agee & Leach, Inc., Sturdivant and Company, Toussaint Capital Parners LLC

BLACKROCK MuniYield New Jersey Fund, Inc.

           FILE #811-06570

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/24/2006	NEW JERSEY ST. TRANS TRUST	2,805,411,792	4,140,000

Bear Stearns & Co. Inc., Morgan Stanley, Citigroup Global Markets Inc., Goldman Sachs & Co., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, A.G. Edwards & Sons, Inc.,

Apex Pryor Securities a division of Rice Financial Products, Banc of America Securities LLC, BB&T Capital Markets/Bergen Capital, Cabrera Capital Markets Inc.,  First Albany Capital Inc., Gates Capital Corporation, George K. Baum & Company, Howard Gary & Company, Jackson Securities, Inc., Janney Montgomery Scott LLC, J.P. Morgan Securities, Inc., J.B. Hanauer & Company, LaSalle Financial Services, Inc.,

Lehman Brothers Inc., Loop Capital, Merrill Lynch & Co., Morgan Keegan & Co., Inc., M.R. Beal & Company,  Piper Jaffray., PNC Capital Markets., Popular Securities, Inc., Powell Capital Markets., Inc., Prager, Sealy & Co., LLC., Raymond James & Associates.,  Roosevelt & Cross, Inc., Ryan, Beck & Co., Ramirez & Co., Inc., Sovereign Securities Corporation, LLC, Sterne, Agee & Leach, Inc., Sturdivant and Company, Toussaint Capital Parners LLC

                                              BLACKROCK MuniYield New Jersey Fund, Inc.

           FILE #811-06570

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
8/2/2006	COMMONWEALTH OF PUERTO RICO	835,650,000	725,000

Morgan Stanley, Goldman Sachs & Co., Banc of America Securities LLC, Citigroup Global Markets Inc.,  J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co.,  Popular Securities, Inc., Raymond James & Associates, Ramirez & Co. Inc., Wachovia Bank, National Association, UBS Securities LLC